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                                                               Exhibit 10(lxxiv)

                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN


                NACCO Materials Handling Group, Inc. (the "Company") does hereby amend and completely restate the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective
January 1, 1999:
                                    ARTICLE I
                                     PREFACE
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                SECTION 1.1. EFFECTIVE DATE. The original effective date of this
Plan was February 10, 1993. The effective date of this amendment and restatement is January 1, 1999.

                SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to
(a) allow certain employees to defer the receipt of certain long-term incentive compensation award payments and (b) provide for certain Employees the benefits they would have received under the Qualified Plans but for (1) the dollar limitation on Compensation taken into account under the Qualified Plans as a result of Section 401(a)(17) of the Code, (2) the limitations imposed under
Section 415 of the Code, and (3) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code.

                SECTION 1.3. GOVERNING LAW. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except when preempted by federal law.

                SECTION 1.4. GENDER AND NUMBER. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall

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include the plural unless otherwise clearly required by the context.

                SECTION 1.5. STATUS OF PLAN. This document is classified as a single "plan" for purposes of recordkeeping, the Code and the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For purposes of the federal securities laws, however, this document shall be classified as two separate "plans." One plan shall consist of the Accounts of those persons who satisfy the requirements of an "accredited investor" or a "sophisticated purchaser" under Rule 506 of the Securities Act of 1933 and the other plan shall consist of the Accounts of all other Plan Participants.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

                Except as otherwise provided in this Plan, terms defined in the Qualified Plans as they may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan.

                SECTION 2.1. ACCOUNT shall mean the record maintained by the Employer in accordance with Section 4.1 as the sum of the Participant's Excess Profit Sharing Sub-Account, Excess 401(k) Sub-Account, Excess Matching Sub-Account, Excess Deferral Sub-Account and LTIP Deferral Sub-Account.

                SECTION 2.2.  ADJUSTED ROE.

                (a) For purposes of this Section, the following terms shall have the following meanings:

                (i) "NET INCOME (BEFORE EXTRAORDINARY ITEMS)" is defined as consolidated net income, as defined by general

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accepted accounting principles ("GAAP"), for the Company or NACCO Industries,
Inc. and its subsidiaries, as applicable, for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

                (ii) "AMORTIZATION OF GOODWILL" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company or NACCO Industries, Inc. and its subsidiaries, as applicable for the subject year;

                (iii) "WEIGHTED AVERAGE STOCKHOLDERS' EQUITY" is calculated by adding the consolidated stockholders' equity for the Company or NACCO Industries, Inc., as applicable, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

                (iv) "WEIGHTED AVERAGE ACCUMULATED AMORTIZATION OF GOODWILL" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

                (v) "WEIGHTED AVERAGE UMWA ADJUSTMENT" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen.

                (b) For Participants who are Employees of NACCO Industries, Inc., "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated for the applicable time period, based on A divided by B, where:

        A = Net Income (before extraordinary items) + Amortization of
            Goodwill; and

        B = Weighted Average (Stockholders' Equity + Accumulated Amortization of
            Goodwill + UMWA Adjustment).

                (c) For Participants who are Employees of the Company, "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

        A = Net Income (before extraordinary items) + Amortization of
            Goodwill; and

        B = Weighted Average (Stockholders' Equity + Accumulated Amortization of Goodwill).

                (d) Adjusted ROE shall be determined at least annually by the Employers.

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                SECTION 2.3. BENEFICIARY shall mean the person or persons
designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VIII hereof.

                SECTION 2.4. CASH BALANCE EMPLOYEE shall mean a participant in the Cash Balance Plan.

                SECTION 2.5. CASH BALANCE PLAN shall mean Part III of The Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries (commonly known as the NACCO Materials Handling Group, Inc. Cash Balance Plan) or any successor thereto. The Cash Balance Plan was generally frozen effective December 31, 1996.

                SECTION 2.6. COMPANY shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.

                SECTION 2.7. COMPENSATION shall have the same meaning as under the Profit Sharing Plan, except that Compensation shall be deemed to include (a) the amount of compensation deferred by the Participant under this Plan, excluding, however, LTIP Deferral Benefits and (b) amounts in excess of the limitation imposed by Code Section 401(a)(17).

                SECTION 2.8. EMPLOYER shall mean the Company and NACCO Industries, Inc.

                SECTION 2.9. EXCESS RETIREMENT BENEFIT OR BENEFIT shall mean an LTIP Deferral Benefit, Excess Pension Benefit, Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Matching Benefit or Excess Deferral Benefit (as described in Article III) which is payable to or with respect to a Participant under this Plan.

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                SECTION 2.10. FIXED INCOME FUND shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

                SECTION 2.11. 401(k) EMPLOYEE shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan who is eligible to receive Before-Tax Contributions and Matching Employer Contributions thereunder.

                SECTION 2.12. INSOLVENT. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

                SECTION 2.13. LTIP PLAN shall mean the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 1990), as amended.

                SECTION 2.14. PARTICIPANT.

                (a) For purposes of Section 3.1 of the Plan, the term "Participant" means a Participant in the Cash Balance Plan who is an Employee of the Company whose benefit under the Cash Balance Plan is limited by the application of Section 401(a)(17) or 415 of the Code and who was designated as a Participant in this Plan by the Administrative Committee.

                (b) For purposes of Section 3.2 of the Plan, the term "Participant" means a Participant in the profit sharing portion of the Profit Sharing Plan (i) whose profit sharing benefit is limited by the application of
Section 401(a)(17) or 415 of the Code and (ii) who is either an Employee of NACCO Industries, Inc. and has at least 950 Hay Points or is an Employee of the Company and whose base salary as of the November 1 of the preceding Plan Year was at least $100,000.

                (c) For purposes of Section 3.4 and 3.5 of the Plan, the term "Participant" means a 401(k) Employee who (i) is unable to make all of the Before-Tax Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Employer Contributions under the

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Profit Sharing Plan because of the limitations of Section 402(g), 401(a)(17),
401(k)(3), or 401(m) of the Code, and (ii) whose total annual compensation from the Controlled Group for the Plan Year in which a deferral election is required was at least $100,000.

                (d) For purposes of Section 3.6 of the Plan, the term "Participant" means an Employee of the Company (i) who is a participant in the LTIP Plan, (ii) who is a U.S. citizen or resident alien and is covered on a U.S. payroll and (iii) whose total annual compensation from the Controlled Group for the Plan Year in which a deferral election is required was at least $100,000.

                (e) The term "Participant" shall also include any other person who, as of December 31, 1998, was entitled to receive an Excess Retirement Benefit under the Plan.

                SECTION 2.15. PLAN shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, as herein set out or as duly amended.

                SECTION 2.16. PLAN ADMINISTRATOR shall mean the Company.

                SECTION 2.17. PLAN YEAR shall mean the calendar year.

                SECTION 2.18. PRIOR PLAN shall mean the Yale Materials Handling Corporation Unfunded Deferred Compensation Plan.

                SECTION 2.19. PROFIT SHARING EMPLOYEE shall mean an Employee of an Employer who is a participant in the Profit Sharing Plan and who is eligible for Profit Sharing Contributions.

                SECTION 2.20. PROFIT SHARING PLAN shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Plan or any successor thereto.

                SECTION 2.21. QUALIFIED PLAN shall mean (a) for Cash Balance Employees, the Cash Balance Plan, (b) for Profit Sharing Employees, the profit-sharing portion of the Profit Sharing

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Plan and (c) for 401(k) Employees, the Before-Tax Contributions and Matching
Employer Contributions portion of the Profit Sharing Plan. References throughout this Plan to a "Qualified Plan" shall be deemed to refer to the underlying Qualified Plan to which a particular Excess Retirement Benefit relates.

                SECTION 2.22. UNFORESEEABLE EMERGENCY shall mean an event which results (or will result) in severe financial hardship to the Participant as a consequence of an unexpected illness or accident or loss of the Participant's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Participant.


                SECTION 2.23. Valuation Date shall mean the last day of each Plan Year and any other date chosen by the Plan Administrator.

                                   ARTICLE III
                           EXCESS RETIREMENT BENEFITS
                           --------------------------

                SECTION 3.1. EXCESS PENSION BENEFITS. The Excess Pension Benefit payable to or with respect to a Participant who is a Cash Balance Employee shall be a monthly benefit equal to the excess, if any, of (a) the amount of the monthly benefit that would be payable to the Participant under the Cash Balance Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and, effective as of January 1, 1995, the definition of "compensation" under such Plan included any amounts deferred under this Plan, OVER (b) the amount of the monthly benefit that is actually payable to the Participant under the Cash Balance Plan.

                SECTION 3.2.  EXCESS PROFIT SHARING BENEFITS.

                (a) IN GENERAL. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for

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each Participant who is both an Employee of such Employer and a Profit Sharing
Employee, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.7 hereof) were used for purposes of determining the amount of profit sharing contributions under the Qualified Plan, over (ii) the amount of the Employer's Profit Sharing Contribution which is actually made to such Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

                (b) MINIMUM BENEFIT. Notwithstanding the foregoing, the Excess Profit Sharing Sub-Account balance of a Participant who was a participant in the Prior Plan shall in no event be less than the amount credited to such Participant's account under the Prior Plan as of February 10, 1993.

                SECTION 3.3. BASIC AND ADDITIONAL EXCESS DEFERRAL BENEFITS.

                (a) IN GENERAL. Prior to January 1, 1996, certain Employees of the Company were permitted to elect to defer specified amounts of salary and bonus of up to 7% of compensation (the "Basic Excess Deferrals") and in excess of 7% of compensation (the "Additional Excess Deferrals"). The Basic Excess Deferrals were credited to

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the "Excess Deferral Sub-Account No. 1" which shall be renamed the "Basic Excess
Deferral Sub-Account" and the Additional Excess Deferrals were credited to the "Excess Deferral Sub-Account No. 2" which shall be renamed as the "Additional Excess Deferral Sub-Account."

                (b) PAYMENT DATE. At the time the Basic and Additional Excess Deferrals were elected, the Participant irrevocably designated the date of commencement of payment of such Excess Deferrals by choosing one of the following dates: (a) the date on which he ceases to be an Employee of the Controlled Group, (b) the date on which he attains an age specified in the election form, or (c) the earlier or later of such dates.

                SECTION 3.4.  BASIC AND ADDITIONAL EXCESS 401(K) BENEFITS.

                (a) AMOUNT OF EXCESS 401(k) BENEFITS. Each 401(k) Employee who is a Participant, may, prior to the first day of any Plan Year, by completing a "401(k) Deferral Election Form," direct his Employer to reduce his Compensation for such Plan Year and, subject to Subsection (d) below, subsequent Plan Years, by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 17%, of his Compensation for the Plan Year, and
(ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17), and 401(k)(3) of the Code (which amounts shall be referred to as the "Excess 401(k) Benefits").

                (b) CLASSIFICATION OF EXCESS 401(k) BENEFITS. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

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                (i)      The Basic Excess 401(k) Benefits shall be determined by
                         multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

                (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the 401(k) Deferral Election Form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder.

                (c) DEFERRAL PERIOD. The 401(k) Deferral Election Form shall also contain such Participant's irrevocable election regarding the time of the commencement of payment of the Excess 401(k) Benefits to which such Form relate. Payment elections made prior to the Effective Date shall continue to govern the timing of the payment of amounts credited to the Participant's Excess 401(k) Sub-Account as of the Effective Date. In the 401(k) Deferral Election Form, such Participant may elect to commence payment of his Excess 401(k) Sub-Account on
(i) the date

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on which he ceases to be an Employee of the Controlled Group, (ii) the date on which he attains an age specified in the 401(k) Deferral Election Form, or (iii) the earlier or later of such dates.

                (d) EFFECT AND DURATION OF DEFERRAL ELECTION. Any direction by a Participant to make deferrals of Excess 401(k) Benefits hereunder shall be effective with respect to Compensation otherwise payable to the Participant during the Plan Year for which the 401(k) Deferral Election Form is in effect, and the Participant shall not be eligible to receive such Excess 401(k) Benefits. Instead such amounts shall be credited to the Participant's Basic or Additional Excess 401(k) Sub-Account (as applicable). Any directions made in accordance with Subsection (a) above shall be irrevocable and shall remain in effect for subsequent Plan Years unless changed or terminated by the Participant for Plan Years commencing after such change or termination on the appropriate form provided by the Plan Administrator, prior to the first day of any subsequent Plan Year.

                (E) AUTOMATIC TERMINATION/SUSPENSION OF DEFERRAL ELECTION.

                (i) A Participant's direction to make deferrals of Excess 401(k) Benefits shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Employers, (2) the Participant's Employer is deemed Insolvent, (3) the Participant is no longer eligible to make deferrals of Excess 401(k) Benefits hereunder or (4) the Plan is terminated.

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                (ii) Any Participant whose eligibility to make Before-Tax
Contributions to the Profit Sharing Plan has been suspended because he has taken a hardship withdrawal from such plan shall not be eligible to defer Excess 401(k) Benefits under this Plan for the period of his suspension from the Profit Sharing Plan.

                (iii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of Excess 401(k) Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

                SECTION 3.5. EXCESS MATCHING BENEFITS.

                (a) AMOUNT. A 401(k) Employee who is a Participant shall have credited to his Basic or Additional Excess Matching Sub-Account (as applicable) an amount equal to the Matching Employer Contributions attributable to the Basic or Additional Excess 401(k) Benefits that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code (the "Excess Matching Benefits").

                (b) TIME OF PAYMENT. The Excess Matching Benefits shall be paid (or commence to be paid) at the same time as the Excess 401(k) Benefits to which they relate (as specified in the 401(k) Deferral Election Form applicable to such Benefits).

                SECTION 3.5 LTIP DEFERRAL BENEFITS.

                (a) AMOUNT. Each Participant (as defined in Section 2.14(d)) may, with the consent of the Company, by completing an approved deferral election form, direct the Company:

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                (i) to reduce an Award (as that term is defined in the LTIP
Plan) payable under the LTIP Plan by a specified dollar amount or percentage;
and

                (ii) to credit the amount of the reduction (the "LTIP Deferral Benefits") to the LTIP Deferral Sub-Account hereunder. Such election must be made no later than one-year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan or at such other time as approved by the Company, in its sole and absolute discretion.

                (b) DEFERRAL PERIOD. The deferral election made by a Participant under Subsection (a) above shall also contain such Participant's irrevocable election regarding the time of the commencement of payment of the LTIP Deferral Benefits to which such form relates. The Participant may elect to commence payment of his LTIP Deferral Benefits on (i) the date on which he ceases to be an Employee of the Controlled Group, (ii) the date on which he attains an age specified in the deferral form, or (iii) the earlier or later of such dates.

                (c) EFFECT OF DEFERRAL ELECTION. While separate deferral elections may be entered into with respect to each Award payable under the LTIP Plan, any direction by a Participant to defer receipt of all or part of a specific Award and to receive LTIP Deferral Benefits in lieu thereof shall be irrevocable with respect to that Award.

                (d) AUTOMATIC TERMINATION OF DEFERRAL ELECTION.

                (i) A Participant's direction to defer an Award under the LTIP Plan shall automatically terminate on the earlier of the date on which (1) the Participant ceases employment with the Controlled Group,, (2) the Participant ceases to satisfy the

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requirements of Section 2.14(d), (3) the Company is deemed Insolvent or (4) the
Plan is terminated.

                (ii) The Plan Administrator may, in its sole and absolute discretion, pursuant to nondiscriminatory rules adopted by the Plan Administrator, reduce and/or cease the deferral of LTIP Deferral Benefits being made by one or more Participants, to the extent deemed necessary or desirable in order to satisfy the requirements of any applicable law (including, without limitation, federal securities laws).

                                   ARTICLE IV
                                    ACCOUNTS

                SECTION 4.1. PARTICIPANTS' ACCOUNTS. Each Employer shall

establish and maintain on its books an Account for each Participant which shall contain the following entries:

                (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.2, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Profit Sharing Plan.

                (b) Credits to a Basic or Additional Excess Deferral Sub-Account for the Basic and Additional Excess Deferrals described in Section 3.3.

                (c) Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.4, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax Contribution under the Profit Sharing Plan.

                (d) Credits to a Basic or Additional Excess Matching Sub-Account for the Basic and Additional Excess Matching Benefits described in Section 3.5, which amounts shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Matching Employer Contributions under the Profit Sharing Plan.

                (e) Credits to an LTIP Deferral Sub-Account for the LTIP Deferral Benefits described in Section 3.6, which shall be credited to the Sub-Account at the time the Award would otherwise be payable to the Participant under the LTIP Plan.

                (f) Credits to all Sub-Accounts for the earnings described in
Article V, which shall continue until the vested

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portions of such Sub-Accounts have been distributed to the Participant or his
Beneficiary.

                (g) Debits for any distributions made from the Sub-Accounts and any amounts forfeited under Section 6.1(b). To the extent determined necessary by the Company, the Company may also establish a "notional account" in the name of each Cash Balance Employee to reflect the Excess Pension Benefits payable to such Employees.

                SECTION 4.2. EFFECT ON OTHER BENEFITS. Benefits payable to or with respect to a Participant under the Qualified Plans or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                                    ARTICLE V
                                    EARNINGS
                                    --------

                SECTION 5.1. EARNINGS ON BASIC AND PROFIT SHARING SUB-ACCOUNTS.

                (a) Subject to Subsection (b) and Section 5.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such Plan Year that is applicable to the Participant exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Sub-

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Account balance during each month of such Plan Year by the Adjusted ROE determined for such Plan Year, compounded monthly.

                (b) The Adjusted ROE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Participant's Employer. For any subsequent month following termination, such Adjusted ROE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                SECTION 5.2. EARNINGS ON ADDITIONAL SUB-ACCOUNTS. Subject to
Section 5.4, at the end of each calendar month during the Plan Year, the Additional Excess Deferral Sub-Account, Additional Excess 401(k) Sub-Account and Additional Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

                SECTION 5.3. EARNINGS ON LTIP DEFERRAL SUB-ACCOUNTS. Subject to
Section 5.4, at the end of each calendar month during a Plan Year, the LTIP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by

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the "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year
U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury issues as listed in the BOND MARKET DATA BANK for the last day of the preceding calendar quarter as printed in the WALL STREET JOURNAL. In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

                SECTION 5.4.  CHANGES IN/LIMITATIONS ON EARNINGS ASSUMPTION.

                (a) The Nominating, Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time upon at least 30 days advance notice to Participants.

                (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

                                   ARTICLE VI
                                     VESTING
                                     -------

                SECTION 6.1.  VESTING.

                (a) EXCESS DEFERRAL SUB-ACCOUNT, EXCESS 401(k) SUB-ACCOUNT, EXCESS MATCHING SUB-ACCOUNT AND LTIP DEFERRAL SUB-ACCOUNT. A Participant shall always be 100% vested in the amounts credited to his Excess Deferral Sub-Account, his Excess 401(k) Sub-Account, his Excess Matching Sub-Account and his LTIP Deferral Sub-Account hereunder.

                (b) EXCESS PENSION BENEFIT AND EXCESS PROFIT SHARING BENEFIT. A Participant shall not become vested in his Excess

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                                                                              18

Pension Benefit or Excess Profit Sharing Benefit until he becomes vested in the corresponding benefit under the underlying Qualified Plan and the Excess Pension Benefit and/or Excess Profit Sharing Benefit of a Participant who is partially or fully vested under the underlying Qualified Plan shall at all times be vested hereunder to the extent he is so vested. The non-vested portion of any Benefit shall be forfeited upon a Participant's termination of employment with the Controlled Group, in accordance with the vesting, forfeiture and service rules contained in the applicable underlying Qualified Plan and any such forfeiture shall be subtracted from the applicable Sub-Account balance hereunder.

                                   ARTICLE VII
                    DISTRIBUTION OF BENEFITS TO PARTICIPANTS
                    ----------------------------------------

                SECTION 7.1.  TIME AND MANNER OF PAYMENT.

                (a) EXCESS PENSION BENEFITS AND EXCESS PROFIT SHARING BENEFITS. The vested Excess Pension Benefit and vested Excess Profit Sharing Benefit payable to a Participant shall be paid in the form of a single lump sum payment at the time the benefits payable to the Participant under the applicable underlying Qualified Plan commence to be paid. For purposes of the Excess Pension Benefit, such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefit.

                (b) EXCESS DEFERRAL SUB-ACCOUNT, EXCESS 401(k) SUB-ACCOUNT, EXCESS MATCHING SUB-ACCOUNT AND LTIP DEFERRAL SUB-ACCOUNT.

                (i) TIMING. Each of the above-named Sub-Accounts shall be paid (or commence to be paid) to the Participant at the time specified in the deferral election form applicable to such Sub-Account.

                (ii) FORM. Each such Sub-Account shall be distributed to the Participant in the form of ten annual installments with each installment being based on the value of the applicable Sub-Account on the Valuation Date on which such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. Notwithstanding the foregoing, the Participant may elect to receive the amount credited to a particular Sub-Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the time he had elected to commence receiving payment of such Sub-Account.

                (c) UNFORESEEABLE EMERGENCY DISTRIBUTIONS. Notwithstanding the foregoing, an Employer may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess Deferral Sub-Account and/or Excess 401(k)Sub-Account and/or Excess Matching Sub-Account if the Employer determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need.

                (d) SMALL ACCOUNTS. Notwithstanding the foregoing, in the event that the vested portion of a Participant's total Account does not exceed $10,000 at the time of the Participant's termination of employment with the Controlled Group, such vested portion of his Account shall automatically be paid to him in a single lump sum payment as soon as practicable following his termination of employment.

                SECTION 7.2. LIABILITY FOR PAYMENT/EXPENSES. Each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to its Employees. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

                                  ARTICLE VIII
                                  BENEFICIARIES
                                  -------------

                SECTION 8.1. BENEFICIARY DESIGNATIONS. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for each Benefit under the Plan. In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess Pension Benefits shall be his beneficiary under the Cash Balance Plan, (b) the Beneficiary of a Participant for his Excess 401(k) Benefits, his Excess Matching Benefits and his Excess Profit Sharing Benefits shall be his beneficiary under the Profit Sharing Plan, and (c) the Beneficiary of a Participant for his Excess Deferral Benefits and his LTIP Deferral Benefits shall be his surviving spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

                SECTION 8.2. CHANGE IN BENEFICIARY. (a) Anything herein or in the Qualified Plans to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Qualified Plans. In other words, the Beneficiary hereunder need not be the same as under the Qualified Plan.

                (b) Any change in Beneficiary shall be made by giving written notice thereof to the Employer or Plan Administrator and any change shall be effective only if received prior to the death of the Participant.

                SECTION 8.3.  DISTRIBUTIONS TO BENEFICIARIES.

                (a) AMOUNT OF BENEFITS.

                (1) AMOUNT OF EXCESS PENSION BENEFIT. The Excess Pension Benefit
                    payable to a Beneficiary under this Plan shall be a monthly benefit equal to the excess, if any, of (i) the amount of the monthly benefit that would be payable to the beneficiary last effectively designated by the Participant under the Qualified Plan (in the form actually paid) if such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code, over (ii) the amount of the monthly benefit that is actually paid to such beneficiary under such Plan.

                (2) AMOUNT OF EXCESS PROFIT SHARING BENEFIT, EXCESS DEFERRAL
                    BENEFIT, EXCESS 401(K) BENEFIT, EXCESS MATCHING BENEFIT AND LTIP DEFERRAL BENEFIT. The above-described Benefits payable to a Participant's Beneficiary under this Plan shall be equal to the vested balance in the applicable Sub-Account of such Participant on the date of the distribution of the Sub-Account to the Beneficiary.

                (b) TIME OF PAYMENT.

                (1) EXCESS PENSION BENEFIT. The Excess Pension Benefit payable to a Beneficiary under this Plan shall be paid at the time the benefits payable to the Beneficiary last effectively designated by the Participant under the Qualified Plan commence to be paid.

                (2) EXCESS PROFIT SHARING BENEFIT/EXCESS DEFERRAL BENEFIT/EXCESS
                    401(k) BENEFIT/EXCESS MATCHING BENEFIT AND LTIP DEFERRAL BENEFIT. The above-described Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

                (c) FORM OF PAYMENT. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment. For purposes of the Excess Pension Benefit, such lump sum amount shall be equal to the Actuarial Equivalent present value of such Excess Pension Benefit.

                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

                SECTION 9.1. LIABILITY OF EMPLOYER. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

                    SECTION 9.2. LIMITATION ON RIGHTS OF PARTICIPANTS AND BENEFICIARIES - NO LIEN. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer.

                    SECTION 9.3. NO GUARANTEE OF EMPLOYMENT. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

                    SECTION 9.4. PAYMENT TO GUARDIAN. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

                    SECTION 9.5. ASSIGNMENT. (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

                    (b) Notwithstanding the foregoing, the Plan Administrator shall honor a judgment, order or decree from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code
Section 414(p).

                    SECTION 9.6. SEVERABILITY. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                                    ARTICLE X
                             ADMINISTRATION OF PLAN
                             ----------------------

                SECTION 10.1. ADMINISTRATION. (a) IN GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 10.3 and 10.4 hereof.

                    (b) DELEGATION OF DUTIES. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators. Pursuant to this provision, NACCO Industries, Inc. shall be responsible for the administration of the Benefits for its employees.

                    SECTION 10.2. REGULATIONS. The Plan Administrator shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 10.3 and 10.4 hereof, be final and binding on all persons.

                SECTION 10.3. CLAIMS PROCEDURES. The Plan Administrator shall determine the rights of a person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan may file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing. If a claimant does not receive written notice of the Plan Administrator's decision on his claim within the above-mentioned period, the claim shall be deemed to have been denied in full.

                A denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include:

                (a) the specific reasons for the denial;

                (b) specific reference to pertinent Plan provisions on which the denial is based;

                (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                (d) an explanation of the claim review procedure.

                A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of a claim file with the Plan Administrator a written request for a review of such claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Company (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Company (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.1(a) above.

                The Company shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and shall, to the extent permitted by law, be final and binding on all interested persons. If the decision on review is not furnished to the claimant within the above-mentioned time period, the claim shall be deemed to have been denied on review.

                SECTION 10.4. REVOCABILITY OF PLAN ADMINISTRATOR/COMPANY ACTION. Any action taken by the Plan Administrator or the Company with respect to the rights or benefits under the Plan of any person shall be revocable by the

Plan Administrator or the Company as to payments not yet made to such person, and acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan Administrator's or the Company's making any appropriate adjustments in future payments to such person (or to recover from such person) any excess payment or underpayment previously made to him.

                SECTION 10.5. AMENDMENT. The Committee may at any time (without the consent of any Employer) amend any or all of the provisions of this Plan, except that (a) no such amendment may adversely affect any Participant's vested Benefit as of the date of such amendment, and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

                SECTION 10.6.  TERMINATION.

                (a) The Committee (without the consent of any Employer), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect any Participant's vested Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

                (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits including requiring that all amounts credited to Participant's Account hereunder be immediately distributed in the form of lump sum payments.

                SECTION 10.7. WITHDRAWAL BY EMPLOYER. Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from such Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (a) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (b) such termination shall be subject to the limitations and other conditions described in Section 10.6, treating the Employer as if it were the Company.

         Executed, this 29th day of December, 1998.


                                       NACCO MATERIALS HANDLING
                                       GROUP, INC.



                                       By:  /s/ Charles A. Bittenbender
                                          -----------------------------
                                           Title: Assistant Secretary